EXHIBIT 99.1
For Additional Information:
Navarre Investor Relations
763-535-8333
ir@navarre.com
NAVARRE CORPORATION REPORTS PRELIMINARY FINANCIAL RESULTS FOR
SECOND QUARTER OF FISCAL YEAR 2009
Company will host a conference call on Friday, October 31, 2008 at 11:00 a.m. ET
MINNEAPOLIS, MN — October 30, 2008 — Navarre Corporation (Nasdaq: NAVR), a publisher and distributor of physical and digital home entertainment and multimedia products, today reported preliminary results for its second quarter of fiscal year 2009 ended September 30, 2008. These results are provided on a preliminary basis and do not reflect the impact of a yet to be determined non-cash charge to goodwill that is currently being evaluated by the Company. This non-cash goodwill impairment charge will not have an impact on the Company’s compliance with its financial covenants in its credit agreement with its lender.
•	Net sales were $170.3 million, as compared to net sales of $143.7 million for the same period last year, an increase of $26.6 million or 18.5%.

•	Preliminary operating income was $3.2 million during the quarter, as compared to $1.6 million in the prior year, an increase of 98%.

•	Preliminary net income from continuing operations was $1.3 million, or $0.04 per diluted share, as compared to net income from continuing operations in the second quarter of fiscal year 2008 of $200,000, or $0.01 per diluted share.

•	Preliminary earnings before interest, taxes, depreciation, amortization and share-based compensation expense (EBITDA) from continuing operations increased by 27% to approximately $5.6 million, as compared to EBITDA from continuing operations of $4.4 million for the same quarter last year. See “Use of Non-GAAP Financial Information” below.

•	Debt, net of cash, on September 30, 2008 was $45.6 million, as compared to debt, net of cash, of $52.9 million on September 30, 2007, a reduction of $7.3 million; and interest expense during the quarter was $800,000, as compared to $1.4 million in the second quarter of the prior year, a reduction of 41%.

•	The financial results referenced in this press release are preliminary. As the Company’s market capitalization has been less than its book value for a sustained period of time, the Company is performing an interim goodwill impairment assessment under SFAS 142 “Goodwill and Other Intangible Assets”. The Company has not completed its assessment at this time and does not know the amount of this non-cash goodwill impairment charge. Total goodwill at September 30, 2008 prior to any impairment was approximately $81.7 million and this non-cash charge could result in a substantial reduction to the carrying value. At this time the Company anticipates that it will record this non-cash goodwill impairment charge in its financial statements when it files its second fiscal quarter Form 10-Q with the U.S. Securities and Exchange Commission. This non-cash goodwill impairment charge will not have an impact on the Company’s compliance with its financial covenants in its credit agreement with its lender.

“In spite of a very difficult economic climate, the Company demonstrated solid top line revenue growth in the quarter. Distribution more than doubled its sales of video games and experienced strong sales of utility software products in the quarter, due in part to some major releases moving earlier than anticipated. The Publishing segment saw significant increases in its sales of animé content which was responsible for our year over year profit improvement.” commented Cary Deacon, Chief Executive Officer.
Deacon continued, “We continue to adeptly manage our balance sheet. Inventories were reduced compared to the prior year and we continue to carefully monitor our accounts receivable risks in this rapidly changing retail environment.”
Business Segment Highlights
Publishing Segment
The publishing segment includes the results of the wholly-owned subsidiaries FUNimation, Encore and BCI. For the second quarter ended September 30, 2008, the publishing segment achieved net sales, before inter-company eliminations, of $28.8 million, as compared to net sales of $27.0 million in net sales before inter-company eliminations for the same period last year, an increase of $1.8 million or 6.5%. See “Use of Non-GAAP Financial Information” below. On a fiscal year to date basis, the publishing segment’s net sales, before inter-company eliminations, were $56.2 million, as compared to net sales of $56.7 million in net sales before inter-company eliminations for the same period last year. See “Use of Non-GAAP Financial Information” below.
FUNimation saw net sales gains during the second quarter as a result of the recent acquisition of a significant amount of new content, as well as several new digital distribution agreements. Encore’s net sales were generally flat during the quarter as several major product releases occurred at the end of the quarter, which is anticipated to have a positive net sales impact through the remainder of the fiscal year.
Preliminary income from continuing operations in the publishing segment increased to $3.1 million in the second quarter, as compared to $1.2 million in the prior year, an increase of 149%. This improvement resulted primarily from increased sales of animé content as well as lower operating costs and improved margins at BCI.
Distribution Segment
The distribution segment distributes PC software, DVD video and video games. The results of operations related to the independent music distribution business, which was sold May 31, 2007, are now reflected in discontinued operations.
For the second quarter of fiscal year 2009, the distribution segment’s net sales, before inter-company eliminations, increased by 18.8% to $158.5 million, as compared to net sales of $133.4 million for the same period last year. See “Use of Non-GAAP Financial Information” below. During the first six months of fiscal year 2009 the distribution segment’s net sales, before inter-company eliminations, were $291.6 million, as compared to net sales of $257.3 million in net sales before inter-company eliminations for the same period last year, an increase of $34.3 million or 13.3%. See “Use of Non-GAAP Financial Information” below.
The Distribution segment’s net sales increase during the second quarter arose primarily out of good sales performance in lower margin productivity and utility software, as well as a significant increase in video games during the quarter.
Preliminary income from continuing operations in the distribution segment was $114,000 in the second quarter, as compared to $377,000 in the prior year, a decrease of $263,000. This reduction resulted primarily from the previously-discussed shift during the quarter towards an increase in sales of lower margin products.
ERP System
The final implementation phase of the Company’s new Enterprise Resource Planning (ERP) system has now been fully operational since July 2008. This system continues to meet the Company’s performance expectations.
Outlook
Due to the uncertain scope of the anticipated non-cash goodwill impairment charge, the Company is only reiterating its fiscal year 2009 net sales and cash flow projections at this time; those anticipated results are as follows:
•	Net sales are expected to range between $640 million and $670 million; and

•	Cash flow from operations is anticipated to be positive.
Conference Call
The Company will host a conference call at 11:00 a.m. ET, Friday, October 31, 2008, to discuss its fiscal year 2009 second quarter, and year to date, financial results. The conference call can be accessed by dialing (800) 299-0433, conference participant passcode “67756564”, ten minutes prior to the scheduled start time. In addition, this call will be simultaneously broadcast live over the internet and can be accessed in the “Investors” section of the Company’s web site located at www.navarre.com. Those wishing to access the call through the internet should go to the Company’s web site fifteen minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available at the Company’s web site following the call’s completion.
Use of Non-GAAP Financial Information
In evaluating our financial performance and operating trends, management considers information concerning our net sales before inter-company eliminations and preliminary earnings before interest, taxes, depreciation and amortization that are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these preliminary non-GAAP financial measures to the comparable preliminary GAAP results, which is attached to this release and can also be found on the Company’s web site at www.navarre.com.
About Navarre Corporation
Navarre® Corporation (Nasdaq: NAVR) is a publisher and distributor of physical and digital home entertainment and multimedia products, including PC software, DVD video, video games and accessories. Navarre licenses and publishes home entertainment and multimedia content through its Encore, BCI, and FUNimation subsidiaries and has established distribution relationships with customers across a wide spectrum of retail channels. Navarre was founded in 1983 and is headquartered in New Hope, Minnesota. Additional information regarding Navarre can be found at www.navarre.com.

Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the potential for a significant charge to arise out of the Company’s goodwill impairment assessment; the Company’s revenues being derived from a small group of customers; a pending investigation by the U.S. Securities and Exchange Commission (the “SEC”) or litigation may subject the Company to significant costs; the seasonal nature of the Company’s business; the potential for the Company to incur significant additional costs and to experience operational and logistical difficulties in connection with its implementation of a new ERP system; the Company’s dependence on significant vendors; uncertain growth in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K filings, as well as its other SEC filings and public disclosures.
Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION
Preliminary(1) Consolidated Statements of Operations
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net sales	$170,296	$143,715	$312,321	$280,737
Cost of sales (exclusive of depreciation and amortization)	146,066	121,654	265,965	234,693

Gross profit	24,230	22,061	46,356	46,044
Operating expenses:
Selling and marketing	7,206	6,665	12,921	13,600
Distribution and warehousing	3,046	3,344	5,930	6,056
General and administrative	8,181	8,074	16,634	15,534
Bad debt expense	200	30	200	85
Depreciation and amortization	2,376	2,323	4,697	4,541

Total operating expenses	21,009	20,436	40,382	39,816

Income from operations	3,221	1,625	5,974	6,228
Other income (expense):
Interest expense (2)	(833)	(1,405)	(2,448)	(3,079)
Interest income	14	56	29	124
Other income (expense), net	(223)	148	(321)	371

Income from continuing operations before tax	2,179	424	3,234	3,644
Income tax expense	(908)	(202)	(1,336)	(1,516)

Net income from continuing operations	1,271	222	1,898	2,128
Discontinued operations, net of tax Gain (loss) on sale of discontinued operations	—	(3)	—	4,644
Loss from discontinued operations	—	(594)	—	(1,703)

Net income (loss)	$1,271	$(375)	$1,898	$5,069

Basic earnings (loss) per common share:
Continuing operations	$0.04	$0.01	$0.05	$0.06
Discontinued operations	—	(0.02)	—	0.08

Net income	$0.04	$(0.01)	$0.05	$0.14

Diluted earnings (loss) per common share:
Continuing operations	$0.04	$0.01	$0.05	$0.06
Discontinued operations	—	(0.02)	—	0.08

Net income	$0.04	$(0.01)	$0.05	$0.14

Weighted average shares outstanding:
Basic	36,191	36,110	36,188	36,048
Diluted	36,299	36,303	36,284	36,289

(1)	Preliminary results do not reflect the yet to be determined impact of a non-cash goodwill impairment charge.

(2)	Fiscal year 2009 six months interest expense includes approximately $490,000 of a non-cash write off of debt acquisition costs.

NAVARRE CORPORATION
Preliminary(1) Consolidated Condensed Balance Sheet
(In thousands)

	(Unaudited)	(Unaudited)
	September 30,	September 30,	March 31,
	2008	2007	2008
Assets
Current assets:
Cash and cash equivalents	$—	$—	$4,445
Accounts receivables, net	94,689	84,077	76,806
Inventories	49,632	59,192	32,654
Assets of discontinued operations	—	143	—
Other	26,115	25,251	23,661

Total current assets	170,436	168,663	137,566
Property and equipment, net	17,949	16,882	17,181
Goodwill	81,697	81,697	81,697
Other assets	49,303	45,556	47,018

Total assets	$319,385	$312,798	$283,462

Liabilities and shareholders’ equity
Current liabilities:
Note payable — line of credit	$45,597	$43,049	$31,314
Note payable — short-term	—	150	150
Accounts payable	120,432	111,015	92,199
Liabilities of discontinued operations	—	796	—
Other	18,883	21,574	18,257

Total current liabilities	184,912	176,584	141,920
Long-term liabilities:
Note payable — long-term	—	9,670	9,594
Other	7,650	7,155	7,537

Total liabilities	192,562	193,409	159,051
Shareholders’ equity	126,823	119,389	124,411

Total liabilities and shareholders’ equity	$319,385	$312,798	$283,462

(1)	Preliminary results do not reflect the yet to be determined impact of a non-cash goodwill impairment charge.

NAVARRE CORPORATION
Preliminary(1) Consolidated Condensed Statements of Cash Flows
(In thousands)

	(Unaudited)
	Six Months Ended
	September 30,
	2008	2007
Net cash used in operating activities	$(7,408)	$(9,578)
Net cash used in investing activities	(426)	(9,313)
Net cash provided by financing activities	3,389	4,847

Net cash used in continuing operations	(4,445)	(14,044)
Net cash provided by discontinued operations	—	13,078

Net decrease in cash	(4,445)	(966)
Cash at beginning of period	4,445	966

Cash at end of period	$—	$—

(1)	Preliminary results do not reflect the yet to be determined impact of a non-cash goodwill impairment charge.
NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)
Preliminary(1) Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information

	Three Months Ended September 30,				Six Months Ended September 30,
	2008	%	2007	%	2008	%	2007	%

Net sales:
Publishing	$28,794	15.4%	$27,043	16.9%	$56,212	16.2%	$56,666	18.0%
Distribution	158,458	84.6%	133,391	83.1%	291,553	83.8%	257,281	82.0%

Net sales before inter-company eliminations	187,252		160,434		347,765		313,947
Inter-company eliminations	(16,956)		(16,719)		(35,444)		(33,210)

Net sales as reported	$170,296		$143,715		$312,321		$280,737

Income from continuing operations:
Publishing	$3,107		$1,248		$6,551		$1,951
Distribution	114		377		(577)		4,277

Consolidated income from continuing operations	$3,221		$1,625		$5,974		$6,228

(1)	Preliminary results do not reflect the yet to be determined impact of a non-cash goodwill impairment charge.

Preliminary(1) Reconciliation of Net Income from Continuing Operations to EBITDA

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income from continuing operations, as reported	$1,271	$222	$1,898	$2,128
Interest expense (income), net	819	1,349	2,419	2,955
Income tax expense	908	202	1,336	1,516
Depreciation and amortization	2,376	2,323	4,697	4,541
Share-based compensation	213	279	501	567

EBITDA	$5,587	$4,375	$10,851	$11,707

(1)	Preliminary results do not reflect the yet to be determined impact of a non-cash goodwill impairment charge.